JOINT VENTURE AGREEMENT

This Agreement is made as of this                    , 2005 by and between:

1. Best Mark Investments Holdings Ltd., a corporation duly organized and existing under the laws of the British Virgin Islands with it's a registered office at Arias, Fabrega & Fabrega Trust Co. BVI Limited, 325 Waterfront Drive, Omar Hodge Building, 2nd Floor, Wickham's Cay, Road Town, Tortola, British Virgin Islands (hereinafter referred to as "SIMS"), which is a wholly owned subsidiary of Sims Trading Company Limited, a company organized and existing under the law of Hong Kong and having its registered office at 10th Floor, DCH Building, 20 Kai Cheung Road, Kowloon Bay, Hong Kong (hereinafter referred to as "Sims Trading"); and

2. SPAR International Ltd., a company organized and existing under the laws of the Cayman Islands, having its a registered office in Georgetown, Grand Cayman with an office 580 White Plains Road, Tarrytown, NY, USA (hereinafter called "SPAR"),

                                WITNESSETH THAT:

WHEREAS, SIMS is a wholly owned subsidiary of Sims Trading which is engaged in the retail solution businesses in Hong Kong and China, having a wide range of clients and also having various knowledge and human resources with respect to the retailing businesses in Hong Kong and China.

WHEREAS, SPAR is engaged in the retail solution businesses in the USA, having computer software useful for agency, assistance, instruction and reporting of storefront activities and also having operational know-how with respect to such software; and

WHEREAS, SIMS and SPAR are desirous of organizing a Hong Kong corporation to acquire a company in China to conduct a retail solution businesses in China and will further consider whether to extend the retail solution businesses to Hong Kong (Hong Kong and China are collectively referred to as "Territory").

NOW, THEREFORE, in consideration of the mutual covenants and agreement herein contained, the parties hereto agree as follows:.


                   CHAPTHER I: ORGANIZATION OF THE NEW COMPANY
                               -------------------------------

Article 1.    Establishment

Promptly after the effective date of this Agreement, the parties hereto shall cause a new company to be organized under the laws of Hong Kong (hereinafter called "SPAR China"). SPAR China shall then


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


form a wholly owned subsidiary in the rest of China and upon formation, The wholly owned subsidiary and SPAR China shall become a party to this Agreement (herein referred to as the "New Companies").


Article 2.    Business Purposes

The business purposes of the New Companies shall consist of the following:

1. Provide retail merchandising and product demonstration services;

2. Agency, assistance, instruction and report of storefront sales activities;

3. Implementation of market research and analysis of results thereof;

4. Installation of displays for new product launch, cut-ins and category resets;

5. Re-ordering and replenishment; .

6. Assembly of setups used for sales promotion;

7. POSM management/POP monitoring;

8. Consulting regarding store management;

9. Development and sale of management system regarding retailing;

10. Designing and sale of data; and

11. Any and all businesses incidental or relating to any of the foregoing.


Article 3.    Trade Name

The New Companies shall be named in the Territory as SPAR China Ltd. or as mutually agreed between the parties. However at a future date and with written notice the name of the companies may be changed to reflect the equal shared ownership of the New Companies by Sims Trading using the name "Sims" or "DCH" at its discretion.


Article 4.    Location

SPAR China shall have its main office in Hong Kong.


Article 5.        Articles of Association

The Articles of Association of SPAR China shall be attached as Exhibit A hereto.



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

Article 6.    Capital

The total number of shares which SPAR China shall be authorized to issue shall be 5,000,000 that par value of each share shall be HK$1.00. At the time of establishment of SPAR China shares shall be issued and fully subscribed by the parties hereto as follow:

         o    SIMS                 50% HK$800,000.00
         o    SPAR:                50% HK$800,000.00

All the shares to be issued by SPAR China shall be ordinary shares


Article 7.    Payment

Each of the parties hereto shall pay in Hong Kong dollars and in cash the amount equivalent to its subscribed shares at par value upon issuance of the shares of SPAR China.

          CHAPTER II. PREPARATION OF ESTABLISHMENT OF THE NEW COMPANIES
                      -------------------------------------------------

Article 8.    Preparation of Establishment of SPAR China

Each party shall take its role as described below for the preparation of the commencement of SPAR China business. Any expenses and costs necessary for such preparation shall be borne by each party.

SPAR shall enter into with SIMS on behalf of SPAR China Ltd. a license agreement in the form attached hereto as Exhibit B (the "License Agreement"). For reference, the License Agreement includes the obligations of SPAR to:

1. localize, set up, maintain and enhance software provided by SPAR to work in China;

2. localize, set up, maintain and enhance software provided by SPAR to work in Hong Kong at the option of the New Companies;

3.       consult on the organization of merchandising services;

4. train the New Companies' personnel in how to operate the merchandising software;

5.       give advice on budgeting and development of each business plan;

6.       provide 24 hours/day/365days/year IT system support and problem solving
         services  to  the  New  Companies  with  no   consideration   for  time
         differences;

7.       Promote  the  New  Companies'   services  to  SPAR  US  customers  with
         operations in the Territory.



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

Sims Trading shall:

1. provide office space, facility and other back office and support services to the New Companies under the terms described in Article 26 herein;

2. arrange meetings with current clients to promote the New Companies' services;

3. transfer such business as is practical to the New Companies currently performed by Sims Trading on behalf of Sims Trading's principals at charges to be agreed between the parties hereto. [Need to determine pricing.]


                  CHAPTER III: GENERAL MEETING OF SHAREHOLDERS
                               -------------------------------

Article 9.    Annual General Meeting and Extraordinary General Meeting

The Annual General Meeting of Shareholders shall be held in Hong Kong or any other vicinal place within 3 months from the day of each accounting period of SPAR China.

An Extraordinary General Meeting shall be convened whenever deemed necessary by the parties hereto.


Article 10.   Quorum

A quorum of the General Meeting of Shareholders shall be the parties hereto present either in person or by proxy.


Article 11.   Resolution

Except as expressly otherwise provided in the Articles of Association of SPAR China Ltd. and this Agreement, all resolutions of the General Meeting of shareholders shall be adopted by the affirmative vote of shareholders holding at least 52% of the shares present or represented at meeting for which there is quorum or by written resolutions of all shareholders.


Article 12.   Important Matters

In addition to such matters as required by the Articles of Association of SPAR China and the Companies Ordinance (Chapter 32, Laws of Hong Kong), any resolutions of the following matters by the General Meeting of shareholders require the affirmative vote of at lease three quarters of the votes of the shareholders present:

1.       any amendment or modification of the Articles of Association;



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


2.       increase or decrease in the authorized capital or paid-up capital;

3. issuance of new shares or any other kind of equity securities or instruments convertible into equity securities or the decision to undertake a Public Offering (as defined in Article 30);

4.       issuance of debentures;

5.       transfer of any part or whole of business

6.       any and all matters relating to dividends of SPAR China;

7.       dissolution or amalgamation;

8.       change in number or length of tenure of Directors;


                   CHAPTER IV: BOARD OF DIRECTORS AND OFFICERS
                               -------------------------------

Article 13.   Election of Directors

The Board of Directors of the SPAR China shall consist of four (4) Directors; two (2) of whom shall be elected from among those appointed by SIMS and 2 of whom shall be elected from those appointed by SPAR. The Chairman of the Board of Directors shall be elected from the Directors by the mutual consultation of both parties. In case of any increase or decrease in the number of Directors, the representation stipulated above shall be unchanged and pro-rata at all times.


Article 14.   Election of Officers

Officers shall be appointed by the Board of directors and serve at their pleasure.


Article 15.   Office of Director

The term of office of each Director shall expire at the close of each Annual General Meeting of Shareholders, which relates to the closing of the annual accounts, but each of the Directors are eligible for re-election.


Article 16.   Quorum

Each Director shall have one (1) voting right in the Board of Directors. The quorum at meetings of the Directors shall be two (2) Directors, provided that at least one of the Directors appointed by SPAR



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

and at least one of the Directors appointed by SIMS. All resolutions shall be adopted by the affirmative vote of more than two-thirds of the votes of the Directors that are in attendance or by proxy.


Article 17.   Meetings of the Board of Directors

The Ordinary Meetings of the Board of Directors shall be held quarterly and an Extraordinary Meeting of the Board of Directors shall be held when necessary, and shall be convened in accordance with the provisions of the Articles of Association and this Agreement To the extent then permitted, any meeting of the Board of Directors may be held by interactive video conference or other similar electronic or telephonic means, and any action that may be taken by the Board of Directors at a meeting thereof (whether in person or video conference) may be effected in lieu of such meeting by unanimous written consent resolution executed by each member of the Board of Directors. The parties hereto confirm that the prevailing interpretation in Territory is that meetings of boards of directors may be held by interactive videoconference. A written record in English of all meetings of the Board of Directors and all Board decisions shall be made available as promptly as practicable after each meeting of the Board of Directors. At each meeting, one Director shall be selected by the attending Directors to act as the Secretary of the meeting and keep the records of the meeting. The records of the meeting shall be confirmed by the signature of each of the Directors.


Article 18.   Important Matters

In addition to such matters as required by the Articles of Association of SPAR China, the following matters of the Board of Directors meeting shall require the unanimous vote of all Directors:

1. Any proposal to the shareholders or action by the Board of Directors for the matters as provided in Article 12 hereof;

2.       any investment or commitment of SPAR China in amounts  individually  in
         excess  of  HK   $200,000.00   or  in  the   aggregate   in  excess  of
         HK$400,000.00;

3.       any loan or credit taken by SPAR China;

4. execution, amendment or termination of agreements or commitments with SIMS, SPAR or their subsidiaries or affiliates;

5.       adoption or amendment of the annual budgets and business plan;

6.       adoption  or  any  material   modification  of  major   regulations  or
         procedures, including any employee rules or handbook;



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

7.       change of the auditing firm as provided in Article 21;

8. initiating or settling any litigation, arbitration or other formal dispute settlement procedures or forgiveness of any obligation owed to SPAR China in excess of HK$200,000.00;

9. approval of annual closing of the books of SPAR China and SPAR China's annual financial statements, and changing of accounting policies and practices or SPAR China's accounting periods;

10. No sale at disposition of or granting a lien, security interest or similar obligation with respect to, in one or a series of related transactions of SPAR China or with respect to any major strategic asset of SPAR China that is crucial to SPAR China's business;

11. Formation of any subsidiary of SPAR China, entry into (or subsequent termination of) any joint venture, partnership or similar agreements;

12. Entering into amending or terminating agreement or commitment to provide goods or services outside the Territory.

13.      Appointment or dismissal of the President or Chief Executive Officer.


                                CHAPTER V: AUDIT
                                           -----

Article 19.   Accounting Period

The accounting periods of SPAR China shall end on the 31st day of December of each year.


Article 20.   Statutory Auditors

A Statutory Auditor shall be appointed by SPAR China where required by law.


Article 21.   Inspection of Accounting Records and Books

The accounting records and books of SPAR China shall be audited annually. SPAR China shall submit a report of such audit to each of the parties hereto within thirty (30) days from the completion of the audit.

Ernst & Young or KPMG or another mutually accepted international auditing firm shall be the auditing firm engaged by SPAR China. This auditing firm shall audit the accounting records and books of the New Companies and any other matters relating, directly or indirectly, to the financial conditions of New Companies. Any fee for the certified public accountant for inspection and audit mentioned above shall be borne by New Companies. SPAR China shall keep true and correct accounting records and books with regard to all of its operations in accordance with generally accepted accounting principals consistently applied ("GAAP") in Territory. All accounting records and books shall be kept ready for inspection by the parties hereto or by their authorized representative. If requested by SPAR, SPAR China shall cooperate with respect to each financial period to provide such information as required by SPAR to reconcile SPAR China's financial statements with U.S. GAAP reporting requirements of SPAR.


Article 22.   Increase of Capital

In case of capital increase of SPAR China after its establishment, SIMS and SPAR shall have the preemptive right to new shares to be issued for such capital increase in proportion to their respective shareholdings in SPAR China.


                         CHAPTER VI: TRANSFER OF SHARES
                                     ------------------

Article 23.   Restrictions on Transfer of Shares

Except as provided in Article 24 hereof, neither party hereto shall, without the prior written consent of the other party, assign, sell, transfer, pledge, mortgage, or otherwise dispose of all or any part of its shares (including its right to subscribe to new shares) of SPAR China to any third parties.


Article 24.   Preemptive Right and Option

1. After five (5) years from the effective date of this Agreement, if either party hereto (hereinafter called "Selling Party") wishes to transfer and sell all but not less than all of its shares, the Selling Party shall furnish to the other shareholder in SPAR China (hereinafter called "Other Party") a written notice ("Sale Notice") of the proposed sale. The Sale Notice should include the offered sale price to be determined in accordance with sub-paragraph (3) hereof and other major terms and conditions of such proposed sale. Except with the consent of the Other Party, a Sale Notice shall be irrevocable.

2. The Other Party shall have a right to purchase such shares by giving Selling Party a written notice of its intention to purchase the same within ninety (90) days ("Acceptance Period") from the receipt of Selling Party's notice, upon the same terms and conditions as described in the Selling Party's notice. The Selling Party may sell such shares upon the terms and conditions as described in its notice after ninety (90) days from the date of Other Party's receipt of such notice. Unless agreed by the Other Party in writing, any transferee party shall be subject to this Agreement.

3. The sale price for the shares shall be the price as may be determined, at the request of the Other Party and at the cost of SPAR China, by the Auditors of the New Companies (acting as experts and not as arbitrators) on the basis of the net asset value and net profit after tax as shown in the latest audited accounts of the New Companies (whichever is greater), provided that if at the date of the Sale Notice the market value as between a willing seller and a willing buyer acting at arm's length of any of the assets of SPAR China is greater or less by ten percent (10%) or more than the book value of such assets then the market value of such assets shall be substituted for the book value thereof in computing the fair value of the shares.

4. If the Other Party does not give notice to the Selling Party within the Acceptance Period that the Other Party is willing to proceed with the purchase, the Selling Party shall be at liberty, within a period of sixty (60) days from the expiration of the Acceptance Period, to sell and transfer the shares (subject to sub-paragraph 7 hereof) at any price but not less than the sale price to any other third party(ies) as the Selling Party shall determine, provided that the shareholders of SPAR China in shareholders' meeting shall first be reasonably satisfied as to the financial position and other conditions of such third party(ies) and its or their ability to comply with the obligations of the Selling Party before registering the transfer.

5. Notwithstanding anything to the contrary (expressly or implied) herein contained, upon registration of the Other Party or third party(ies) as the shareholder(s) of all the shares of the Selling Party of and in SPAR China the Selling Party shall cease to be bound by the terms and provisions of this Agreement and its rights under this Agreement shall be extinguished but without prejudice to any rights accrued or accruing by the virtue of any antecedent breach of any term or provision hereof.

6. The remaining shareholders shall procure that SPAR China release forthwith any Director(s) of SPAR China appointed by the Selling Party after the sale or transfer of the shares by the Selling Party from all their offices and employments with SPAR China and the Selling Party shall upon request of the remaining shareholders procure that any such Director(s) resign forthwith all their offices and employments with SPAR China without payment of any compensation by the SPAR China to such Director(s) in respect thereof and shall indemnify SPAR China against any claim by any such Director(s) in connection with such loss of office and employment.

7. Any transfer of shares in SPAR China pursuant to Article 24 shall be conditional upon the transferee entering into an agreement with the existing shareholder(s) whereby the transferee shall agree to be bound by and to observe and perform the terms and conditions of this Agreement.

Article 25.   Cooperation in Financing

1. SPAR China may borrow up to HK$8,000,000 as its operating funds which shall be guaranteed by

Sims Trading if necessary. As a condition precedent to Sims Trading executing any guarantee or providing any form of security to the Lender as security for the facility, SPAR has to execute a guarantee or provide other forms of security in favour of Sims Trading as security for up to half of Sims Trading's liabilities, costs and expenses (legal or otherwise) under such facility. The terms of the borrowing and any agreement between SPAR China and Sims Trading with respect to Sims Trading guarantee shall be matters subject to Article 18 hereof.

2. SPAR China may borrow an additional HK$8,000,000 when it needs additional funds, if such borrowing is approved in advance by the Board of Directors as an important matter under Article 18 herein.

3. If Sims Trading is required to pay any amounts under Article 25(1) and 25(2) due to a guarantee made by Sims Trading for such amounts in favor of SPAR China, SPAR shall forthwith reimburse Sims Trading for half of the amount paid or payable by Sims Trading. SPAR's failure to comply this Article 25(3) will entitle Sims Trading to enforce its rights against SPAR under any of the deeds, guarantee or documents executed by SPAR in favour of Sims Trading pursuant to
Article 25(1) hereof.


                    CHAPTER VII: ROLE OF CONTRACTING PARTIES
                                 ---------------------------

Article 26.   Supply of Office and Facility

1. Sims Trading shall at Sims Trading's sole discretion supply offices and facilities, staff service for general affairs and finance, and intra company network services building on the infrastructure of Sims Trading's four regional offices, namely, Guangzhou, Shenzhen, Shanghai and Beijing, which are necessary for the operation of the New Companies after the consultation between both parties, and at no charge to the New Companies for a period of four (4) years. PROVIDED ALWAYS THAT (a) Sims Trading's total incremental cash expenses under this Article 26(1) in the 4-year period shall not in any event exceed
HK$1,750,000; and (b) any such incremental cash expenses exceeding the said limit of HK$1,750,000 shall be borne by the New Companies absolutely and the New Companies shall settle in favour of Sims Trading in full all the expenses each month without delay; and (c) any office(s) of the New Companies to be set up outside Sims Trading's four regional offices in China shall be at the sole and absolute discretion of Sims Trading and in reaching its decision, Sims Trading shall be entitled to take into accounts matters including without limitation, the profitability of customers' needs and requests for the New Companies' services, feasibility studies and prospect of development and expansion of the business.

2. SPAR for first four (4) years will provide up to a total of four thousand (4,000) hours of business support. This support may be in the form of general business, consultation or programming support to modify or enhance the merchandising software. SPAR will maintain ownership of all software. Ownership of any of the information and database of SPAR China clients shall belong to SPAR China absolutely. If support provided exceeds four thousand (4,000) hours the additional hours will be billed by SPAR to SPAR China at US$55.00 per hour. Coach travel for work performed on behalf of the Joint Venture by SPAR or SIMS or Sims Trading would be paid for by SPAR China.

3. Both Parties agree that their operating expenses, which include the management hours of the Directors and other senior management staff, may not be allocated to SPAR China in the first five (5) years.


Article 27.   Personnel

Sims Trading shall, at its own judgment, second to SPAR China its personnel who are appropriate for the start-up of business of the New Companies for a period of one (1) year without any consideration. In principal, SPAR China shall be responsible for the payment of salaries and benefits for full time personnel and all other matters concerning their employment; however Sims Trading shall, at its own judgment, pay such salaries and benefits as necessary to maintain the profitability of SPAR China.


Article 28.   Training

Each party hereto shall provide the appropriate training to the employees for the New Companies' operation at its own site. The said training shall be made upon SPAR China's request and any necessary expenses for the training shall be borne by SPAR China, except as otherwise provided in License Agreement as provided by article 26.


Article 29.   Non-Competition

For five (5) years from the Execution Date of this Agreement, neither SPAR nor Sims Trading shall without the prior written consent of the other, engage in, whether directly or indirectly, Merchandising Services (as defined in the License Agreement) in Territory or any other business then competitive with SPAR China in Territory save and except that Sims Trading shall be allowed without any restrictions whatsoever to continue to carry on its Merchandising Services under Twin Tiger International Limited in Hong Kong any time whether during the subsistence of this Agreement or after its termination. In the event that SPAR enters into an agreement with a customer that covers more than one country and the scope of such agreement includes service in the Territory, SPAR shall not be prohibited from entering into or performing such agreement, provided that SPAR shall be obliged to notify SPAR

China of such agreement(s) (including global agreements) and SPAR shall use all reasonable efforts to procure that SPAR China has a right of first refusal to enter into and perform such agreements and the terms so offered to SPAR China shall always be no less favourable than the terms so offered to any subsequent parties. Notwithstanding any provisions to the contrary herein, in the event that any Merchandising Services or any other business then competitive with SPAR China in the Territory is carried out by SPAR directly or indirectly and whether alone or jointly with any other third party(ies) whatsoever, SIMS shall be entitled to charge a commission on the gross fees so received by SPAR at rate to be fairly and reasonably determined by both parties and in any event the charges for the merchandising services shall not be lower than the standard rate charged by SPAR China.

For the avoidance of doubt, SPAR China has been granted the non-transferable and exclusive license to use the Licensed Technology (as defined in the License Agreement) in the Territory under the License Agreement. During the subsistence of this Agreement and the License Agreement, SPAR shall not further license the Licensed Technology to any other party(ies) in the Territory whether or not for the purpose of providing such Merchandising Services or any other business then competitive with SPAR China which SPAR China has exercised its first right of refusal to take up.

Sims Trading may also continue to offer services to Sims Trading's clients that exist on the date of execution of contract as long as they are similar to services offered prior to the execution of this contract and Sims Trading has made reasonable effort to transfer such business to the New Companies.


                   CHAPTER VIII: AMENDMENT FOR PUBLIC OFFERING
                                 -----------------------------

Article 30.   Public Offering

Both parties acknowledge that SPAR China may attempt to become a listed company or over-the-counter company on the Territory Stock Exchange or any other stock exchange or public market in Territory (the "Public Offering"). Both parties acknowledge that the number of issued shares, the number of shareholders, the paid-up capital and profit transaction with each party, the seconded employees of SPAR China will be reviewed and instructed for amendment by the relevant governmental or regulatory authorities in accordance with those bodies' rules or guidelines for Public Offerings. If both parties agree to undertake a Public Offering pursuant to Article 12 above, both parties shall discuss and reasonably cooperate with each other to amend the Articles of Agreement and/or the License Agreement in order to complete the Public Offering of SPAR China. Any changes to the License Agreement will be effective upon consummation of the Public Offering (but not before), and subject to the approval of the Boards of Directors of SPAR China, SIMS and SPAR.


                           CHAPTER IX: CONFIDENTIALITY
                                       ---------------

Article 31.   Confidential Information

SIMS and SPAR shall keep secret and retain in strict confidence any and all confidential information and use it only for the purpose of this Agreement and shall not disclose it to a third party without the prior written consent of the other party unless the receiving party can demonstrate that such information:
(i) has become public other than as a result of disclosure by the receiving party, (ii) was available to the receiving party prior to the disclosure by the disclosing party with the right to disclose, or (iii) has been independently acquired or developed by the receiving party.


                          CHAPTER X: GENERAL PROVISIONS
                                     ------------------

Article 32.   Effective Date and Duration

1.       This Agreement shall become effective at the time of execution hereof.

2. Subject to the following provisions of Article 33, this Agreement shall take effect from the effective date and shall continue in force for a term of five (5) years. This Agreement shall automatically renew for successive five (5) year periods following the end of each preceding five (5) year period unless one of the parties hereto serves a written notice of termination to the other six (6) months before the end of each period before termination can take effect.


Article 33.   Termination

1. If either party transfers its shares in SPAR China to the other party hereto in accordance with Article 24 hereof, this Agreement shall be terminated after completion of the transfer of shares under Article 24. If either party transfers its shares in SPAR China to another party, unless expressly agreed by the non-transferring party in writing, this Agreement shall be assigned to and binding upon such third party, provided that the assigning party shall remain liable for all legal acts with respect to this Agreement or the SPAR China occurred before the Effective Date of such assignment.

2. In the event of a breach of this Agreement, the party not in breach of this Agreement, may terminate this Agreement by written notice to the party in breach of this Agreement if such breach shall not have been corrected by the party in breach within ninety (90) days after written notice is given by the party not in breach.

3. Either party may terminate this Agreement by giving notice in the event of one or more of the following:

(a) Appointment of a trustee or receiver for all or any part of the assets of the other party;

(b)      Insolvency or bankruptcy of the other party;

(c)      Assignment of the other party for the benefit of creditor;

(d)      Attachment of the assets of the other party;

(e)      Expropriation of the business or assets of the other party; and

(f)      Dissolution or liquidation of the other party.

If either party is involved in any of the events enumerated in (a) through (f) above, it shall immediately notify the other party of the occurrence of such event.

4. In case of the  termination  of this  Agreement  pursuant to Article  33.2 or
Article 33.3, the party terminating in accordance with this Agreement shall have an option to purchase the shares of the other party at the book value to be decided by an internationally recognized accounting firm that is not the principal accounting firm of either party, if either party so requests, or to have SPAR China dissolved.

5. Upon termination of this Agreement or SPAR's ceasing to hold at least 50% of the shares in SPAR China, the License Agreement shall be terminable within two
(2) years thereafter.

6. Upon the termination of this Agreement or if SPAR wishes to sell all or part of its shares in SPAR China to a third party or SIMS or Sims Trading, SPAR is committed to supply:

         (a)      its name for two additional years at no cost; and

         (b) its software to SPAR China for additional 2 years at the following cost:

                  (i) First 12 months: out of pocket costs

                  (ii)     Next 12 months: $3,000 / month + out of pocket costs

                  and

         (c) SIMS or Sims Trading will have an option to license the software for two additional years at a fair market fee to be mutually agreed to and which both parties will arrive at in good faith negotiations.

Article 34.   Force Majeure

Neither party shall be liable to the other party for failure or delay in the performance of any of its obligations under this Agreement for the time and to the extent such failure or delay is caused by riots, civil commotions, wars, hostilities between nations, governmental laws, orders or regulations, embargoes, actions by the government or any agency thereof, acts of God, storms, fires, accidents, strikes, sabotages, explosions, or other similar contingencies beyond the reasonable control of the respective parties.


Article 35.   Notices

All notices (including without limitation notices for arbitration), reports and other communications given or made in accordance with or in connection with this Agreement shall be made in writing and may be given either by (i) personal delivery, (ii) overnight delivery or (iii) registered air mail, if properly posted, with postage fully prepaid, in an envelope properly addressed to the respective parties at the address set forth below or to such changed address as may be given by either party to the other by such written notice. Any notice, etc by personal delivery or overnight delivery or facsimile transmission shall be deemed to have been given (7) days after the dispatch. In any event, if any notice, etc. is received other than the regular business hours of the recipient, it shall be deemed to have been given as of the following business day of the recipient.

For SIMS,

To:      Best Mark Investments Holdings Ltd.
         c/o Sims Trading Company Ltd.
         10/F, DCH Building, 20 Kai Cheung Road, Kowloon Bay, Hong Kong
         Attn:  Glenn Smith, CEO

For SPAR,

To:      SPAR International Ltd.
         580 White Plains Road, Tarrytown, NY,  USA
         Attn: Robert G Brown, Chairman and CEO


Article 36.   Assignment

This Agreement and the rights and obligations hereunder are personal to the parties hereto, and shall not be assigned by either of the parties to any third.


Article 37.   Arbitration

All dispute, controversies, or differences which may arise between the parties hereto, out of or in relation to or in connections with this Agreement, shall be finally settled by arbitration in Territory in accordance with the rules of the Territory Commercial Arbitration Association if initiated by SPAR, or in New York City in accordance with the International Arbitration Rules of the American Arbitration Association if initiated by SIMS. The arbitration shall be conducted by a single arbitrator in English.

The arbitration shall be final and legally binding upon both parties.


Article 38.   Implementation

The Shareholders hereby agree, for themselves, their successors, heirs and legal representatives, to vote at Shareholders' meetings, and to cause the Directors they nominate to vote at Board meetings and to carry out their duties, to prepare, execute and deliver or cause to be prepared, executed and delivered such further instruments and documents, to take such other actions and to cause the Articles of Incorporation of SPAR China , SPAR China work rules and other rules and Commercial registry and any other document to be amended or adopted as may be reasonably required to effect the provisions and intent of this Agreement and the transactions contemplated hereby.


Article 39.   Governing Law

This Agreement and all questions arising out of or under this Agreement shall be governed by and interpreted in accordance with the laws of The Hong Kong Special Administrative Region.


Article 40.   Waiver

Any failure of either party to enforce, at any time or for any period of time, any of the provisions of this Agreement shall not be construed as a waiver of such provisions or of the right of such party thereafter to enforce each and every such provision.


Article 41.   Entire Agreement

This Agreement constitutes the entire and only agreement between the parties hereto with respect to the subject matter of this Agreement and supersedes any other commitments, agreements or understandings, written or verbal, that the parties hereto may have had. No modification, change and amendment of this Agreement shall be binding upon the parties hereto except by mutual express consent in writing of subsequent date signed by authorized officer or representative of each of the parties hereto.


Article 42.   Headings

The headings of articles and paragraphs used in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of the respective articles and paragraphs of this

Agreement.


Article 43.   Language

This Agreement has been executed in the English.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in two (2) copies by their respective duly authorized officer or representative as of the day first above written.

SIGNED BY:                                        WITNESSED BY:

Best Mark Investments Holdings Ltd.

Signature: /s/ Glen Robert Sturrock Smith         Signature: /s/ Mary Lee
           ------------------------                         --------------------

Name:      Glen Robert Sturrock Smith             Name:  Mary Lee

Title:     Director                               Company:  SIMS Trading
                                                            Company Ltd.

                                                  Title:    Financial Controller


SIGNED BY:                                        WITNESSED BY:

Spar International Ltd.

Signature: /s/ Robert G Brown                     Signature:/s/ Mindy Asiedo
           ------------------------                         --------------------

Name:      Robert G Brown                         Name:     Mindy Asiedo

Title:     Chairman & Chief Executive Officer     Company:  Notary

                                                  Title:






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